Exhibit 15

Props Case Study YouNow’s engagement and revenue increase after integrating Props YouNow is a live streaming social media app with 47 million registered users. The app is free. Viewers can subscribe or buy virtual items to support their favorite creators, who in turn earn a share of the revenue. Goal: Improve key metrics such as engagement and revenue User engages with app User adds value by creating great content or paying to support content creators Wants to grow network As a stakeholder, wants to deepen engagement and earn more Props Earns Props Hold Props to get in-app benefits and participate in potential upside of network you’re helping to grow Props Virtuous Cycle Results: Props used by >1 Million users and improved app KPIs Monthly Influencer Streaming Hours Before & After Props Increased Influencer Streaming Time Content creators are streaming more frequently and longer than they were before Props launched. +25% Monthly Influencer Streaming hours have increased by 25% since Props launched in July 2019, resulting in a boost in user engagement. Increased Revenue Daily In-App Purchases Before & After Props The YouNow community is supporting broadcasters more regularly and in greater magnitude post-Props launch. Daily in-app purchases have increased +43% by 43% since YouNow integrated Props in July 2019. “ I've created content for the past 10 years and this is the first time I will have a financial stake in any network... This is the beginning of an online movement that will take the internet by storm and for the first time ever give power and a financial incentive to the users. Tyler White, YouNow star ” Legal Disclaimer: Read more about Props at propsproject.com. The Securities and Exchange Commission (SEC) has qualified the offering statement that we have filed with the SEC. The information in that offering statement is more complete than the information we are providing now, and could differ in important ways. You must read the documents filed with the SEC before investing. The offering is being made only by means of its offering statement. This document shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. An indication of interest involves no obligation or commitment of any kind. Any person interested in investing in any offering of Props Tokens should review our disclosures and the publicly filed offering statement and the final offering circular that is part of that offering statement atofferingcircular.propsproject.com/ . YouNow is not registered, licensed or supervised as a broker dealer or investment adviser by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA) or any other financial regulatory authority or licensed to provide any financial advice or services. Forward-looking statements: This communication contains forward-looking statements that are based on our beliefs and assumptions and on information currently available to us. In some cases, you can identify forward-looking statements by the following words: “will,” “expect,” “would,” “intend,” “believe,” or other comparable terminology. Forward-looking statements in this document include, but are not limited to, statements about our plans for developing the platform and future utility for the Props Token, our Reg A+ offering and launch of our network, and collaborations and partnerships. These statements involve risks, uncertainties, assumptions and other factors that may cause actual results or performance to be materially different. More information on the factors, risks and uncertainties that could cause or contribute to such differences is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion & Analysis” sections of our offering statement on Form 1-A. We cannot assure you that the forward-looking statements will prove to be accurate. These forward-looking statements speak only as of the date hereof. We disclaim any obligation to update these forward-looking statements.